                                                                  Execution Copy
                                                                  --------------


                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is entered into as of
                                             ---------
this 29/th/ day of March, 2000, by and among LifeMinders.com, Inc., a Delaware corporation ("LifeMinders"), WITI Acquisition Corp., a Colorado corporation and
              -----------
wholly-owned direct subsidiary of LifeMinders ("Acquisition Corp."), WITI
                                                -----------------
Corporation, a Colorado corporation (the "Company"), the University Corporation
                                          -------
for Atmospheric Research Foundation, a Colorado non-profit corporation ("UCARF"), J. Bruce Donaldson ("Donaldson"), Stephen Simmons ("Simmons" and
  -----                         ---------                      -------
together with UCARF and Donaldson, the "Principal Stockholders") and each of the
                                        ----------------------
stockholders of the Company other than the Principal Stockholders (collectively, the "Stockholders"). LifeMinders, Acquisition Corp., the Company, the Principal
     ------------
Stockholders and the Stockholders are referred to collectively herein as the "Parties" and individually as a "Party." The Company, Principal Stockholders
 -------                         -----
and Stockholders are referred to collectively as the "Seller Parties" and
                                                      --------------
individually as a "Seller Party."
                   ------------

     WHEREAS, the Parties hereto desire to consummate a merger (the "Merger")
                                                                     ------
whereby Acquisition Corp. will be merged with and into the Company and the Company will be the surviving corporation in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act (the "State Laws"); and
                               ----------

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                       ----

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                 MERGER; MERGER CONSIDERATION; EFFECTIVE TIME

     1.1  Merger.
          ------

             (a) Subject to the terms and conditions of this Agreement and State Laws, at the Effective Time, Acquisition Corp. and the Company shall consummate the Merger in which (i) Acquisition Corp. shall be merged with and into the Company and the separate corporate existence of Acquisition Corp. shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Colorado and (iii) all of the rights, privileges, immunities, powers and franchises of the Company and Acquisition Corp. shall be taken and deemed to be transferred to, and vested in, the surviving corporation without further act or deed. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."  The Merger
                                          ---------------------
shall have the effects set forth in the State Laws.

             (b) On the Closing Date, subject to the terms and conditions of this Agreement, Acquisition Corp. and the Company shall (i) cause to be executed Articles of Merger ] in the form required by the State Laws (the "Articles of
                                                                  -----------
Merger"), and (ii) cause the Articles of Merger to be filed with the Secretary
------
of State of the State of Colorado as provided in the State Laws. The Merger shall become effective at (i) such time as the Articles of Merger have been duly filed with the Secretary of State of the State of Colorado or (ii) such other time as is agreed upon by the Sellers' Representative and LifeMinders and specified in the Articles of Merger. Such time is hereinafter referred to as the "Effective Time."
 --------------

     1.2  Merger Consideration; Conversion or Cancellation of Company's Capital
          ---------------------------------------------------------------------
Stock.
-----

             (a) The total consideration payable in the Merger (the "Merger
                                                                     ------
Consideration") to the holders of shares of the Company's capital stock shall
-------------
consist of the following:

                     (i)   cash in the amount of $2,500,000 (the "Merger Cash");
                                                                  -----------
and

                     (ii) that number of shares of LifeMinders' common stock, par value $0.01 per share ("LifeMinders Common Shares" or "LifeMinders Common
                            -------------------------      ------------------
Stock"), that is equal to the quotient of (A) $22,500,000 less (1) the value of
-----                                                     ----
the Company's options that LifeMinders will assume as determined under Section
6.14 and (2) the Company's expenses incurred in connection with the Merger as determined under Section 13.8, divided by (B) the product of the Merger Price
                               ----------
times eighty-eight hundredths (.88) (the "Merger Stock"). For purposes of this
                                          ------------
Agreement, "Merger Price" shall mean $67.24.
            ------------

             (b) At the Effective Time, by virtue of the Merger and without any action by the Parties, or the holders of any of the following securities, all of the shares of the Company's common stock, par value $0.001 per share ("Company
                                                                       -------
Common Shares"), Series A Preferred Stock, par value $0.001 per share ("Company
-------------                                                           -------
Series A Preferred Shares") and Series B Preferred Stock, par value $0.001 per
-------------------------
share ("Company Series B Preferred Shares," and together with the Company Common
        ---------------------------------
Shares and Company Series A Preferred Shares, the "Company Shares") issued and
                                                   --------------
outstanding immediately prior to the Effective Time (other than any Company Shares to be canceled pursuant to Section 1.2(c) hereof) shall be canceled and shall be converted automatically into the right to receive the following respective portion of the Merger Consideration:

                     (i) the holders of the Company Common Shares shall be entitled to receive $581,561 in cash and 23.2623% of the Merger Stock, in the aggregate;

                     (ii) the holders of the Company Series A Preferred Shares shall be entitled to receive $1,865,526 in cash and 74.6212% of the Merger Stock, in the aggregate; and

                     (iii) the holders of the Company Series B Preferred Shares shall be entitled to receive $52,913 in cash and 2.1165% of the Merger Stock, in the aggregate.

             (c) Each Company Share held in the treasury of the Company and each Company Share owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

             (d) The exchange ratios pursuant to which any Company Common Shares, Company Series A Preferred Shares and Company Series B Preferred Shares are to be exchanged for LifeMinders Common Shares shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into LifeMinders Common Shares or Company Shares), reorganization, recapitalization or other like change with respect to LifeMinders Common Shares or Company Shares occurring prior to the Effective Time.

             (e) No certificates representing fractional LifeMinders Common Shares shall be issued upon surrender of any Company Shares. In lieu of any fractional LifeMinders Common Shares, the number of LifeMinders Common Shares that any holder is entitled to receive shall be rounded up or down to the nearest whole number (after aggregating all such fractional shares for a particular Company Stockholder).

             (f) No transfers of Company Shares shall be made on the stock transfer books of the Company after the date of this Agreement, and each of the Seller Parties agrees not to transfer, or allow to be transferred, any Company Shares after the date of this Agreement and before the Closing Date.

             (g) Each issued and outstanding share of capital stock of Acquisition Corp. shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid and non-assessable Common Stock of the Surviving Corporation. Each stock certificate of Acquisition Corp. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.3  Pledged Assets.
          --------------

             (a) As partial collateral security for the payment of any indemnification obligations pursuant to Article IX, the Principal Stockholders shall, and by execution hereof do hereby transfer, pledge and assign to LifeMinders, for the benefit of LifeMinders, a security interest in the following assets (the "Pledged Assets"):
                       --------------

                     (i) ten percent (10%) of the number of shares of LifeMinders Common Stock comprising, directly or indirectly, each Principal Stockholder's share of the Merger Stock, and the certificates and instruments, if any, representing or evidencing each such Person's Pledged Assets;

                     (ii) all securities hereafter delivered to such Principal Stockholder with respect to or in substitution for such Person's Pledged Assets, all certificates and instruments representing or evidencing such securities and other property at any time received, receivable or otherwise distributed in exchange for any or all thereof;

                     (iii) all non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

             (b) Each certificate, if any, evidencing a Principal Stockholder's Pledged Assets issued in such Person's name in the Merger, shall be delivered to LifeMinders directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at LifeMinders' request. Each Principal Stockholder shall, at the Closing, deliver to LifeMinders, for each such certificate, a stock power duly signed in blank by him or it.

             (c) Unless and until the Pledged Assets are applied to satisfy any indemnification obligation of the Principal Stockholders pursuant to Article IX, and in accordance with the procedures set forth therein, the Pledged Assets shall be property of the Principal Stockholders and they shall be entitled to retain cash proceeds from, and exercise any voting powers incident to, the Pledged Assets.

             (d) The Pledged Assets shall be available to satisfy any indemnification obligations of the Principal Stockholders pursuant to Article IX for a period of eighteen (18) months following the Effective Time (the "Release
                                                                        -------
Date"). Promptly following the Release Date, LifeMinders shall return or cause
----
to be returned to the Principal Stockholders the Pledged Assets, less Pledged Assets having an aggregate value equal to the amount of (i) any pending claim for indemnification made by any Indemnified Party (as defined in Article IX), and (ii) any amounts finally determined to be owed by the Principal Stockholders in respect of indemnification obligations pursuant to Article IX; provided,
                                                                  --------
that, the Principal Stockholders may elect to satisfy such claim or claims with
----
cash or other immediately available funds in accordance with Section 9.2(f). For purposes of the preceding sentence and Article IX, each share of LifeMinders Common Stock held as Pledged Assets shall be valued at the Merger Price.

     1.4  Surviving Corporation.
          ---------------------

             (a) The Articles of Incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and under the State Laws.

             (b) The Bylaws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

             (c) The directors and officers of the Surviving Corporation from and after the Effective Time shall be as set forth on Schedule 1.4(c), until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE II
                                    CLOSING

     2.1  Time and Place of the Closing.  The closing of the transactions
          -----------------------------
contemplated by this Agreement (the "Closing") shall take place at the offices
                                     -------
of Shaw Pittman, 1676 International Drive, McLean, Virginia, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof and in any event within three (3) business days thereafter, or such other date as LifeMinders and the Company may mutually determine (the "Closing Date").
                ------------

                                  ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS

     The Company and each of the Principal Stockholders, jointly and severally, represent and warrant to LifeMinders, as of the date hereof and as of the Closing Date, that the statements contained in this Article III are true and correct, except as set forth on the Disclosure Schedule attached hereto. The Disclosure Schedule shall be arranged in separate schedules corresponding to numbered and lettered sections contained in Articles III, IV and V, and an item shall be deemed to be disclosed only with respect to the particular section of this Agreement to which such numbered or lettered section corresponds.

     3.1  Organization and Corporate Power. The Company is a corporation, duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or its properties owned, leased or operated by it, or the nature of its activities makes qualification necessary. All such jurisdictions in which the Company is qualified are set forth on Schedule 3.1. The Company has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Articles of Incorporation and Bylaws, which have been furnished to LifeMinders, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company which have been furnished to LifeMinders are correct and complete. The Company is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws.

     3.2  Authority for Agreement.  The Board of Directors and stockholders of
          -----------------------
the Company have unanimously approved, and UCARF has approved, this Agreement and the transactions contemplated hereby, and each of them has authorized the execution and delivery and performance hereof. The Company and UCARF have full corporate power, authority and legal right to enter into this Agreement and the other documents contemplated hereby to which they are a party and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company or UCARF are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company and UCARF, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

     3.3  No Violation to Result.  Except as set forth on Schedule 3.3, the
          ----------------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof:
(i) are not in violation or breach of, do not conflict with or constitute a default under, and shall not accelerate or permit the acceleration of the performance required by, any of the terms of the Articles of Incorporation or Bylaws of the Company or UCARF or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which any of them is a party or by which any of them is bound; (ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Governmental Authority applicable to the Company or UCARF; and (iv) shall not result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any third Person upon the Company Shares or any of the properties, rights or assets of the Company. Other than as set forth on Schedule 3.3, no notice to, filing with, or consent of, any Person is necessary for the consummation by the Company or UCARF of the transactions contemplated by this Agreement. The Company and UCARF have given all notices, made all filings and obtained all consents set forth on Schedule 3.3.

     3.4  Capitalization.  Schedule 3.4 sets forth, as of the date hereof: (i)
          --------------
the number of authorized shares of each class of the Company's capital stock;
(ii) the number of issued and outstanding shares of each class of the Company's capital stock; (iii) the number of shares of each class which are reserved for issuance upon exercise of options or warrants or upon conversion of convertible securities; (iv) the names of all holders of issued and outstanding shares of each class of the Company's capital stock, together with the number of such shares owned and/or controlled by each such holder and the percentage of the issued and outstanding shares of each class of the Company's capital stock which such holder owns or controls; and (v) the number of shares of each class, if any, which are held in treasury. All of the issued and outstanding shares of capital stock of the Company: (a) have been duly authorized and validly issued, and are fully paid and non-assessable; (b) were issued or transferred in compliance with all applicable state and federal laws; and (c) were issued in compliance with any preemptive rights or rights of first refusal. All shares of capital stock to be issued pursuant to options, warrants or convertible securities, will be, when issued: (x) duly authorized, validly issued, fully paid and non-assessable; (y) issued or transferred in compliance with all applicable state and federal laws; and (z) issued in compliance with any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company, and no such rights arise by virtue of or in connection with the transactions contemplated hereby; and, to the extent permitted by law, the Principal Stockholders and Stockholders have waived (or hereby waive) any and all such preemptive rights and rights of first refusal. Except as set forth on Schedule 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company, Principal Stockholders or Stockholders to issue or sell any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) and no such rights or commitments of any kind arise by virtue of or in connection with the transactions contemplated hereby. There is no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth on Schedule 3.4, there are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

     3.5  Financial Statements.  Schedule 3.5 includes true, complete and
          --------------------
correct copies of: (i) the unaudited interim balance sheet of the Company (the "Current Balance Sheet") as of February 29, 2000 (the "Balance Sheet Date") and
 ---------------------                                 ------------------
unaudited income statement, statement of stockholders' equity and statement of cash flows of the Company for the five-month period ended February 29, 2000 (together with the Current Balance Sheet, the "Interim Financials"); (ii) and
                                               ------------------
the audited balance sheets of the Company as of September 30, 1997, 1998 and 1999, and income statements, statements of stockholders' equity and statements of cash flows for the years ended September 30, 1997, 1998 and 1999 (collectively, the "Audited Financial Statements" and together with the Interim
                    ----------------------------
Financials, the "Financial Statements"). Each of the Financial Statements
                 --------------------
(including in all cases the notes thereto, if any) is accurate and complete, is consistent with the Company's books and records (which, in turn, are accurate and complete), presents fairly the Company's financial condition and results of operations as of the times and for the periods referred to therein and has been prepared in accordance with GAAP, subject, in the case of the Interim Financials, to (i) normal year-end audit adjustments, which, individually or in the aggregate, would not be material, (ii) the exceptions set forth on Schedule
3.5 and (iii) the omission of footnote information. The Current Balance Sheet presents fairly the financial condition of the Company as of the dates indicated thereon, and each of the statements of income, cash flows and retained earnings included in the Financial Statements presents fairly the results of its operations for the periods indicated thereon. During the periods covered by the Financial Statements and since the Balance Sheet Date, there has been no material change in the Company's accounting policies. There are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. There have been no transactions involving the business of the Company which properly should have been set forth in the Financial Statements and which have not been accurately so set forth.

     3.6  Liabilities.  Except as disclosed on Schedule 3.6, there are no
          -----------
Liabilities of the Company, other than: (i) those Liabilities reflected on the Current Balance Sheet and not previously paid or discharged; and (ii) those Liabilities incurred after the Balance Sheet Date arising in the ordinary course of business and consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and none of which is more than $20,000 in amount. The Company is not a guarantor or otherwise liable for any Liabilities of any other Person other than endorsements for collection in the ordinary course of business.

     3.7  Adverse Changes.  Except as set forth on Schedule 3.7, since the
          ---------------
Balance Sheet Date, the Company has not:

          (a) suffered a Material Adverse Effect or suffered any theft, damage, destruction, or casualty loss in excess of $20,000, to its assets (whether or not covered by insurance) or suffered any destruction of the Company's books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities of the Company;

          (c) issued, sold or transferred any notes, bonds or other debt securities, any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities of the Company;

          (d) borrowed any amount or incurred or become subject to any Liabilities, except Liabilities incurred in the ordinary course of business that do not exceed $20,000;

          (e) discharged or satisfied any Lien or paid any Liability, except Liabilities incurred in the ordinary course of business, or prepaid any amount of Liabilities for borrowed money;

          (f)  subjected any portion of its properties or assets to any Lien;

          (g) sold, leased, assigned or transferred a portion of its tangible or intangible assets (including Intellectual Property (as defined herein)), or canceled (without fair consideration) any material debts or claims owing to it or held by it, or disclosed any confidential information (other than pursuant to agreements requiring the Person to whom the disclosure was made to maintain the confidentiality of, and preserve all rights of the Company in, such confidential information);

          (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business;

          (i) entered into, amended or terminated any Material Contract (as defined herein) or taken any other action or entered into any other transaction other than in the ordinary course of business;

          (j) entered into any other material transaction, whether or not in the ordinary course of business, or materially changed any business practice;

          (k) made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business and inconsistent with past practice;

          (l) conducted its cash management customs and practices other than in the ordinary course of business (including, without limitation, with respect to maintenance of working capital balances, collection of accounts receivable and payment of accounts payable);

          (m) made any capital expenditures that aggregate in excess of $20,000;

             (n) made any loans or advances to, or guarantees for the benefit of, any Persons;

             (o) made any payment to any Affiliate of the Company or any Party hereto; or

             (p) committed or agreed to any of the foregoing actions set forth in (a) through (o) above.

     3.8  Employee Benefit Plans.
          ----------------------

             (a) All employee benefit plans, programs, policies and arrangements (whether formal or informal, written or unwritten, and whether for the benefit of a single individual or more than one individual) maintained or contributed to (whether currently or previously) by the Company for the benefit of any current or former employee of the Company or in which such employees are entitled to participate or with respect to which the Company has or reasonably could be expected to have any Liability are listed on Schedule 3.8 (the "Benefit Plans"). With respect to each Benefit Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to LifeMinders: all plan documents and amendments thereto; all written descriptions of any oral plans or policies; all trust agreements; all annuity contracts, insurance policies or contracts and service agreements; the three (3) most recent Forms 5500 and any financial statements attached thereto; the most recent actuarial and valuation report; the most recent IRS determination letter; the most recent IRS opinion letter; the most recent summary plan description; and copies of the nondiscrimination (including Section 415) testing for the last three (3) years.

             (b) Except as set forth on Schedule 3.8(b), each Benefit Plan and the administration thereof complies, and has at all times complied, with the terms of such Benefit Plan and with the requirements of all applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Each Benefit Plan intended to qualify
                   -----
under Section 401(a) of the Code so qualifies, each trust that forms a part of any such Benefit Plan or trust or other entity that is intended to be a voluntary employees' beneficiary association is exempt from taxation under
Section 501(a) of the Code, and no such trust or other entity is liable for any Tax under Section 511 of the Code. Each Benefit Plan and related trust agreement and annuity contract is valid, binding, enforceable and in full force and effect, and the Company has no plan or commitment (whether legally binding or not) to modify any Benefit Plan (except to the extent disclosed in the documents delivered to LifeMinders). No Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code. No Liability has been incurred or is expected to be incurred under Title IV of ERISA to any party with respect to any Benefit Plan, or any other plan presently or heretofore maintained or contributed to by the Company, any predecessor to the Company, or any entity that is or at any time was a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, which includes or included the Company ("Controlled
                                                                   ----------
Group Member"). Neither the Company, nor any Controlled Group Member has
------------
incurred any Liability for any Tax imposed under Sections 4971 through 4980B of the Code or civil liability under Sections 502(i) or (l) of ERISA. The "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA. No Benefit Plan is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA. No

Benefit Plan provides health or death benefit coverage to any employee or his spouse or dependents beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or Section 4980B of the Code. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by a Controlled Group Member since the effective date of said Section 4043. The Company has no Liability (whether actual, contingent or otherwise) with respect to any employee benefit plan or arrangement sponsored or maintained by a Controlled Group Member.

             (c) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan, and, to the knowledge of the Company, no suit, action or other litigation is threatened by, against, or relating to any Benefit Plan and the Company does not have any knowledge of any fact that could form the basis for any such suit, action or litigation. No "prohibited transaction" within the meaning of Sections 406 or 407 of ERISA or
Section 4975 of the Code or any breach of fiduciary responsibility under ERISA that could subject the Company to Tax or other Liability has occurred with respect to any Benefit Plan. No Benefit Plan is presently under audit or examination by the IRS, the Department of Labor, or any other Governmental Authority, and no matters are pending with respect to any Benefit Plan under the IRS Voluntary Compliance Resolution Program, its Closing Agreement Program, or any other similar program. All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP. No Benefit Plan contains any term or provision or is subject to any law that would prohibit the transactions contemplated by this Agreement, or that would give rise to the vesting or acceleration of benefits, or to payments, Liabilities or funding obligations as a result of the execution of this Agreement or the transactions contemplated by this Agreement, except to the extent that full vesting is required under any tax-qualified Benefit Plan under Section 411 of the Code.

     3.9  Employee Matters.
          ----------------

             (a) Schedule 3.9(a) contains a complete and correct list of all employees of the Company and their respective titles as of the date hereof, the 1999 compensation paid or payable to each such employee, the date and amount of such employee's most recent salary increase, the date of employment of each such employee and the accrued vacation time and sick leave of each such employee. Except as set forth on Schedule 3.9(a), (i) the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time and without liability for payment of compensation or damages, and (ii) there are no severance payments which are or could become payable by the Company to any director, officer or other employee of the Company under the terms of any oral or written agreement or commitment or any law, custom, trade or practice.

             (b) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. No employees of the Company are or ever have been represented by any labor union or covered by any collective bargaining agreement while employed by the Company and no campaign to establish such representation is in progress. There is no pending or, the Company's Knowledge, threatened labor dispute involving the Company and any group of their employees nor has the Company experienced any labor interruptions. The Company is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation any such laws regarding employment documentation, minimum wage and hours, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and the Company has not engaged in any unfair labor practice. All Persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.


          (c) Except as set forth on Schedule 3.9(c), to the knowledge of the Company, no executive, key employee, group of employees, consultant or independent contractor of the Company has any plans to terminate his, her or its employment or relationship as a consultant or an independent contractor with the Company. The Company reasonably believes that the relations between the Company and its employees are good.

     1.10 Taxes.
          -----

          (a) The Company has timely filed or caused to be filed with the appropriate Governmental Authority all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired, and all such Tax Returns are true, complete and accurate in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company does not have any Liabilities for unpaid Taxes which have not been accrued or reserved against on the Current Balance Sheet whether asserted or unasserted contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such Liability attributable to the Company, its assets or operations. The Financial Statements reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such Financial Statements, and no deficiencies for any Taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Except as set forth on Schedule 3.10, the Company (A) has not been a member of an Affiliated Group (as such term is defined in the Code) filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person under Reg. (S)1.1502-6 (or any similar provision of state local or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws and withholding with respect to employee wages) and has, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be withheld and paid over under all applicable laws. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. There is no dispute or claim concerning any Tax Liability of Company either (A) claimed or raised by any authority in writing or (B) as to which the Company has knowledge.

          (b) No federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist or have been
                                                  ------
initiated with regard to any Taxes or Tax Returns of the Company, and the Company has not received any notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. The Company is not a party to, is not bound by, or has no obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. The Company has not agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any Governmental Authority requesting permission for any changes in any accounting method of the Company. Except as set forth on Schedule 3.10, the Company does not have any deferred Tax Liability arising out of any transaction, including without limitation, any (1) deferred intercompany transaction (as defined in Treasury Regulation Section 1.1502-13), or (2) installment sale (as defined in Code Section 453).

          (c) The Company has conducted its business in substantially the same manner as it is presently being conducted. The Company operates at least one significant historic business line, or uses at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d). The Company has not taken any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(E), including, without limitation, meeting the requirement under Section 368(a)(2)(E) of the Code that "substantially all of the assets" of the Company be acquired in the Merger. Except for transactions in connection with the sale or disposition of the WITI Subsidiaries, prior to the Closing Date, the Stockholders did not dispose of any Company stock or receive any distribution from the Company.

     3.11 Subsidiaries.  Except as set forth on Schedule 3.11, the Company has
          ------------
no debt, equity or other investment or interest in any Person or any joint venture or strategic alliance with any Person. The Company has no commitments to contribute to the capital of, make loans to, or share losses of, any Person. Weatherwindows Corporation has no assets or liabilities, and has never conducted any business.

     3.12 Property.
          --------

          (a) Schedule 3.12(a) sets forth an accurate and complete list of all real property and leaseholds of real property owned or leased by the Company or to which the Company may have any ownership or leasehold rights (collectively, the "Facilities"). True, complete and
     ----------
correct copies of all real property leases have been delivered or made available to LifeMinders. Except as otherwise disclosed on Schedule 3.12(a): (i) there are no outstanding written or oral leases, rights to occupancy, or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Facilities or any part or parts thereof; (ii) no person, firm or corporation other than the Company has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Company's interest in the Facilities or any part thereof; and (iii) there have been no improvements to, construction on, work done at, and/or services or material supplied to, the Facilities or any part or parts thereof, which has been contracted for by the Company, for which payment in full has not been made and which might give rise to mechanic's liens or other Liens. All leases set forth on Schedule 3.12(a) are in full force and effect and constitute valid and binding agreements of the Company and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms.

          (b) Schedule 3.12(b) sets forth an accurate list of all owned and leased personal property included on the Current Balance Sheet and all other personal property owned or leased by the Company (i) as of the Balance Sheet Date, or (ii) acquired since the Balance Sheet Date, including an indication as to which assets are currently owned, or were formerly owned, by any current or former stockholders or Affiliates of the Company. True, complete and correct copies of all personal property leases and leases for equipment have been delivered or made available to LifeMinders. All of the vehicles and other material machinery and equipment listed on Schedule 3.12(b) are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 3.12(b).

          (c) The Company has good and marketable title to its assets, free and clear of any and all Liens and defects in title. The Company's assets, taken together, are adequate for the operation of the Company's business as it is being currently conducted and the Company reasonably believes will be adequate for operating its business as proposed to be conducted by LifeMinders. Neither WITI Pacific Limited, a corporation organized and existing under the laws of Hong Kong, nor Weather Information Technologies, Inc., a Colorado corporation (together, the "WITI Subsidiaries"), owns any material assets.
                -----------------

     3.13 Contracts.
          ---------

          (a) Schedule 3.13 constitutes an accurate and complete list of each note, bond, mortgage, contract, license, commitment, indenture, agreement or other arrangement of the Company in effect as of the date of this Agreement which affects the Company, its business or its assets: (i) with a dealer, broker, sales agency, advertising agency or other Person engaged in sales or promotional activities; (ii) which requires aggregate payments by or to the Company or involves an unperformed commitment or services having a value in excess of $30,000; (iii) pursuant to which Company has made or will make loans or advances, or has or will incur debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another; (iv) which are indentures, credit agreements, loan agreements, notes, mortgages, security agreements, leases of real property or personal property and agreements for financing; (v) involving a partnership, joint venture or other cooperative undertaking; (vi) involving restrictions relating to the Company or its business with respect to the geographical area of operations or scope or type of business of the Company; (vii) which are powers of attorney or agency agreements or written arrangements with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company or any Principal Stockholder or Stockholder; (viii) with respect to which the requirements for performance extend beyond one (1) year from the date of this Agreement; (ix) which give warranties with respect to the products or services of the Company;
(x) which relate to the employment of any Person; (xi) which are consulting and professional advisor agreements; (xii) which cannot be terminated without penalty or payment on ninety (90) days' (or less) notice; (xiii) with any of its Affiliates; (xiv) with any Government; and (xv) which relates to the Company's business not made in the ordinary course of business which are to be performed at or after the date of this Agreement (together, the "Material Contracts").
                                                       ------------------

          (b) To the knowledge of the Company, no Material Contract has been breached or canceled by any party thereto, and the Company has no knowledge of any anticipated breach by any other party to any Material Contract. The Company has performed all the obligations required to be performed by it in connection with the Material Contracts and is not in default under or in breach of any Material Contract, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder. The Company does not have a present expectation or intention of not fully performing any obligation pursuant to any Material Contract. Each Material Contract is legal, valid, binding, enforceable and in full force and effect and shall continue as such following the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.13(b), no Material Contract obligates the Company to process, manufacture or deliver products or perform services that will result in a loss to the Company upon completion of performance.

          (c) The Company has provided LifeMinders with, or made available to LifeMinders, a true and correct copy of all written Material Contracts which are required to be disclosed on Schedule 3.13, in each case together with all amendments, waivers or other changes thereto (all of which are disclosed on Schedule 3.13). Schedule 3.13 contains an accurate and complete description of all material terms of all oral Material Contracts. No consent is required, and no change of control provisions are triggered, with respect to, and no breach will occur under, any of the Material Contracts in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.14 Litigation.  There is no litigation, suit, proceeding, action, claim,
          ----------
demand or investigation, at law or in equity, pending or, to the knowledge of the Company, threatened against or affecting the Company before any court, agency, authority or arbitration tribunal. The Company has not received any opinion or legal advice in writing to the effect that the Company is exposed from a legal standpoint to any Liability or disadvantage which may be material to the Company's business, as previously or presently conducted, or business prospects. To the knowledge of the Company, there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation. The Company is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

     3.15 Compliance with Laws.  The Company has complied and is currently in
          --------------------
compliance with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Governmental Authority applicable to it, its properties or the operation of its business. The Company has not received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future Liability with regard to any of the foregoing. The Company has all licenses, permits, approvals, qualifications or the like, from any Government, Governmental Authority or any Person necessary for the conduct of its business, all such items are in full force and effect and are set forth on Schedule 3.15 and none of such items will be affected in any way by the consummation of the Merger.

     3.16 Government Contracts.  Except as set forth on Schedule 3.16, the
          --------------------
Company has never entered into any Contracts with the Government or any Governmental Authority.

     3.17  Environmental and Safety Matters.

          (a) The Company has complied and is in compliance with all Environmental and Safety Requirements (including without limitation all permits and licenses required thereunder). The Company has received no oral or written notice of any violation of, or any Liability (contingent or otherwise), investigatory, corrective or remedial obligation under, any Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Authority, or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements. The Company has not released, disposed of or transported or arranged for the disposal of any hazardous substance or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as
                   ------
amended or any other Environmental and Safety Requirements. There are no underground storage tanks, asbestos-containing material in any form and condition, polychlorinated biphenyls or landfills, surface impoundments or disposal areas at any property or facility owned or operated by the Company. No Environmental Lien has attached to any property owned, leased or operated by the Company. No facts or circumstances with respect to the past or current operation or facilities of the Company or any predecessor or Affiliate thereof (including, without limitation any onsite or offsite disposal or release of hazardous materials, substances or wastes) would give rise to the Company having any Liability or corrective or remedial obligation under any Environmental and Safety Requirements. Neither the Company nor any of its predecessors has, either expressly or by operation of law, assumed or undertaken any Liability or obligation of any other Person relating to Environmental and Safety Requirements.

          (b)  For purposes of this Agreement, the term "Environmental and
                                                         -----------------
Safety Requirements" shall mean all federal, state, local and foreign statutes,
-------------------
regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning
                                                 -------
set forth in CERCLA; and "Environmental Lien" shall mean any Lien, whether
                          ------------------
recorded or unrecorded, in favor of any Governmental Authority, relating to any Liability of the Company arising under any Environmental and Safety Requirements.

     3.18 Insurance.  Schedule 3.18 lists each insurance policy maintained by or
          ---------
on behalf of the Company with respect to its directors, officers, employees, properties, assets and business. The Company has provided or made available copies to LifeMinders of all such insurance policies. All such insurance policies are in full force and effect, and the Company is not and has never been in default with respect to its obligations under any such insurance policies and the Company has never been denied insurance coverage. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business. The Company is current in all premiums for its insurance policies. The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies. Except as set forth on Schedule 3.18, the Company does not have any self-insurance or co-insurance programs, and the reserves set forth on the Current Balance Sheet are adequate to cover all anticipated Liabilities with respect to any such self-insurance or co-insurance programs.

     3.19 Intellectual Property.

          (a) The Company has title to and ownership of (or adequate and valid written licenses for) all patents, trademarks, service marks, trade names, works of authorship, copyrights, trade secrets, information, know-how, proprietary rights and processes used in its business as now conducted (the "Intellectual
                                                                 ------------
Property"), and the Company is not in conflict with or infringing upon the
--------
intellectual property rights of others. The Company is the sole and exclusive owner of and has the sole and exclusive right to use the Intellectual Property free and clear of any Liens or other rights or claims of others, except for Intellectual Property designated as not owned by the Company ("Third Party
                                                               -----------
Intellectual Property") on Schedule 3.19. Schedule 3.19 contains a complete
---------------------
description of all Intellectual Property, including all Third Party Intellectual Property, with a description of the agreements, licenses and other instruments ("Third Party Licenses") by which Company acquired rights in the Third Party
  --------------------
Intellectual Property. No action, suit, proceeding or investigation with respect to the Intellectual Property and/or the Third Party Intellectual Property (as it relates to the Company) has ever been instituted, is pending or, to the Company's Knowledge, threatened. None of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to the knowledge of the Company, is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree or judgment. Except as set forth on Schedule 3.19, there are no royalty, commission or similar arrangements, and no licenses or agreements pertaining to any of the Intellectual Property or products or methods of the Company's business. The licenses and each of the agreements set forth on Schedule 3.19 are in full force and effect and are not in breach or default; and no condition (including, without limitation, the execution and consummation of this Agreement) exists which, by the giving of notice or the passage of time, would cause any such agreement or license to be in breach or default or otherwise be terminable. To the Company's Knowledge, no product, property, method of doing business, service, work of authorship or other intellectual property right of any other Person infringes upon any of the Intellectual Property. All items of Intellectual Property that are designated on
Schedule 3.19 as registered are properly registered and are in good standing and enforceable under applicable law. The Company has entered into confidentiality agreements that protect the Company's Intellectual Property with each of its employees. The Company has used its best efforts to enforce its confidentiality agreements and, to the Company's Knowledge, there has been no violation of such agreements.

          (b) No third party has claimed or, to the Company's Knowledge, has reason to claim, that any person employed by or affiliated with the Company has
(i) violated or may be violating any of the terms or conditions of his employment, noncompetition or nondisclosure agreement with such third party,
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's Knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the Company's Knowledge, no other person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     3.20 Accounts Receivable.  All of the notes and accounts receivable (both
          -------------------
billed and unbilled) of the Company are good and valid receivables (subject to no counterclaims or offset) and shall be fully collectable within ninety (90) days after the Closing Date. There are no individual accounts receivable of the Company that are over $5,000 and ninety (90) days past due, except as set forth on Schedule 3.20. No Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables.

     3.21 Suppliers and Customers.
          -----------------------

          (a) The relationships of the Company with its suppliers are good commercial working relationships and no supplier has terminated or, to the Company's Knowledge, threatened to terminate its relationship with the Company or has, during the last twelve (12) months, decreased or limited, or, to the Company's Knowledge, threatened to decrease or limit, its services, supplies or materials to the Company. Except as set forth on Schedule 3.21(a), no supplier is a sole source of supply of any good or service to the Company. The Company does not have any knowledge that any of the suppliers intends to terminate or otherwise modify adversely to the Company its relationship with the Company or to decrease or limit its services, supplies or materials to the Company.

          (b) Schedule 3.21(b) accurately sets forth a list of the top ten (10) customers of the Company by revenue for the twelve (12) month period ended January 31, 2000 (each a "Significant Customer"). The Company knows of no
                          --------------------
written or oral communication, fact, event or action which exists or has occurred which would indicate that any Significant Customer or any other customer of the Company shall stop, materially decrease the rate of, or otherwise change the terms or conditions for, buying services or any materials or products from the Company (whether as a result of the transaction contemplated hereby or otherwise).

     3.22 Related Party Transactions.  Except as set forth on Schedule 3.22, no
          --------------------------
officer, director, employee, stockholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any interests in any property used by the Company.

     3.23 Brokers.  No Person has or will have, as a result of the transactions
          -------
contemplated by this Agreement, any right, interest or claim against or upon any Seller Party for any commission, fee or other compensation payable as a finder or broker because or any act or omission by any Seller Party.

     3.24 Bank Accounts; Powers of Attorney.  Schedule 3.24 sets forth a true,
          ---------------------------------
correct and complete list of the names and locations of all banks and other financial institutions at which the Company maintains an account or safe deposit box, the names of all Persons authorized to withdraw therefrom or have access thereto and the names of all Persons holding powers of attorney from the Company.

     3.25 Disclosure.  No representation or warranty by the Company or the
          ----------
Principal Stockholders contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, LifeMinders pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading. There is no fact that has not been disclosed to LifeMinders of which the

Company has knowledge that has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

                                  ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS AND STOCKHOLDERS

     As a material inducement to LifeMinders to enter into this Agreement, each Principal Stockholder and Stockholder represents and warrants, severally and not jointly, to LifeMinders, as of the date hereof and as of the Closing Date, that with respect to himself or itself, the statements contained in this Article IV are true and correct, except as set forth on the Disclosure Schedule attached hereto.

     4.1  Authorization of Transactions.  Each Principal Stockholder and
          -----------------------------
Stockholder has full power, authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Principal Stockholder or Stockholder is a party and to consummate the transactions contemplated hereunder. This Agreement and the other documents contemplated hereby to which such Principal Stockholder or Stockholder is a party are legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

     4.2  No Violation to Result.  The execution, delivery and performance of
          ----------------------
this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof:
(i) shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Governmental Authority, applicable to such Principal Stockholder or Stockholder; and (ii) shall not result in the creation or imposition of any Lien upon the Company Common Shares in favor of any Person. Except as set forth on Schedule 4.2, no notice to, filing with or consent of any Person is required for the execution, delivery and performance by such Principal Stockholder or Stockholder of this Agreement and the other documents contemplated hereby to which such Person is a party, nor the consummation by such Person of the transactions contemplated hereby or thereby.

     4.3  Shares.  The Principal Stockholders and Stockholders are the sole
          ------
holders of the issued and outstanding shares of capital stock of the Company, and each such Person holds of record and beneficially owns the Company Shares as are set forth on Schedule 3.4 free and clear of any Taxes, hypothecation, assignment, deposit arrangement, Lien, preference, priority or other security agreement, warrant, attachment, right of first refusal, preemptive right, conversion, put, call or other restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever, except as set forth on Schedule 4.3. As of the Effective Time, the Principal Stockholders and Stockholders will no longer have any rights in and to the Company Shares. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company, except as set forth on Schedule 4.3.

     4.4  LifeMinders Information.
          -----------------------

             (a) LifeMinders has made available to the Principal Stockholders and Stockholders, during the course of this transaction, the opportunity to ask questions of and receive answers from any of the officers or managers of LifeMinders concerning LifeMinders and the LifeMinders Common Stock, and to obtain any documents or additional information necessary to verify the information provided to such Persons or otherwise relative to the financial data and business of LifeMinders, to the extent that such parties possessed such information or could acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

             (b) Each Principal Stockholder and Stockholder agrees and acknowledges that neither LifeMinders nor its Affiliates, agents or representatives makes, or has made in any meeting, presentation or discussion, any representations or warranties relating to LifeMinders, the LifeMinders Common Stock, the business and financial condition of LifeMinders or otherwise in connection with the transactions contemplated hereby other than those expressly set forth herein. Each Principal Stockholder and Stockholder acknowledges and agrees that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or other materials are not and shall not be deemed to be or to include representations or warranties of LifeMinders. No person has been authorized by LifeMinders to make any representation or warranty relating to LifeMinders or its business in connection with the transactions contemplated hereby and, if made, each Principal Stockholder and Stockholder further agrees that he or she has not relied upon any such representations, warranties or other information relating to LifeMinders, the LifeMinders Common Stock, the business and financial condition of LifeMinders or otherwise in connection with the transactions contemplated hereby (whether oral or written) other than as set forth herein.

             (c) Each Principal Stockholder and Stockholder acknowledges and agrees that any cost estimates, projections or other predictions, data, financial information, memoranda or presentations in connection with the transactions contemplated herein may contain forward-looking statements which involve risks and uncertainties, and that actual results could differ materially from those presented. Neither LifeMinders, its Affiliates, agents or representatives makes, or has made, either herein or otherwise, any representation or warranty with respect to any such forward-looking statements.

             (d) Except as set forth on Schedule 4.4, each of the Principal Stockholders and Stockholders is either (i) an "accredited investor" as such term is defined in Regulation D promulgated under the Act or (ii) sophisticated in financial matters and able to evaluate the risks and benefits of an investment in shares of LifeMinders Common Stock received in connection with the Merger.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF LIFEMINDERS

     LifeMinders represents and warrants to the Principal Stockholders and Stockholders, as of the date hereof and as of the Closing Date, that the statements contained in this Article V are true and correct, except as set forth on the Disclosure Schedule attached hereto.

     5.1  Organization. LifeMinders is a corporation, duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each jurisdiction where the character or location of the assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary. Acquisition Corp. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado.

     5.2  Authority for Agreement.  LifeMinders and Acquisition Corp. each has
          -----------------------
full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of LifeMinders or Acquisition Corp. are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by LifeMinders and Acquisition Corp. and is a legal, valid and binding obligation of LifeMinders and Acquisition Corp., enforceable against LifeMinders and Acquisition Corp. in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general.

     5.3  No Violation to Result.  The execution, delivery and performance of
          ----------------------
this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof: (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the Certificate of Incorporation or Bylaws of LifeMinders, the Articles of Incorporation or Bylaws of Acquisition Corp. or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which either (a) LifeMinders or Acquisition Corp. is a party, or (b) by which LifeMinders or Acquisition Corp. is bound; (ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) shall not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any Governmental Authority applicable to LifeMinders or Acquisition Corp.; and (iv) shall not result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any third Person upon any of the properties or assets of LifeMinders or Acquisition Corp. Except as set forth on Schedule 5.3, no notice to, filing with, or consent of, any Person is necessary for the consummation by LifeMinders of the transactions contemplated by this Agreement.

     5.4  SEC Reports.  LifeMinders has heretofore delivered to the Company,
          -----------
Principal Stockholders and Stockholders complete (except in certain cases for listed exhibits which are available upon request) and correct copies of LifeMinders' Registration Statement on Form S-1, as amended, and declared effective by the U.S. Securities and Exchange Commission (the "SEC") on November 19, 1999, and Registration Statement on Form S-1, as amended, and declared effective by the SEC on February 8, 2000. As of their respective effective dates, the Registration Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. LifeMinders has made all filings (collectively, the "Public Filings") with the SEC that it is has
                                --------------
been required to make under the Securities Act of 1933, as amended (the "1933
                                                                         ----
Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act"). Each
---                                                             --------
of the Public Filings has complied with the 1933 Act and 1934 Act, as applicable, in all material respects.

     5.5  LifeMinders Shares.  The LifeMinders' Common Stock to be issued to the
          ------------------
Principal Stockholders and the Stockholders under this Agreement when issued in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens, encumbrances or preemptive or similar rights other than the Lien created pursuant to Section 1.3 hereof.

     5.6  Securities Law Compliance.  The LifeMinders' Common Stock to be issued
          -------------------------
to the Principal Stockholders and the Stockholders under this Agreement (i) will be free of any restrictions on transfer other than the restrictions on transfer contained in this Agreement and under state and Federal securities laws, and
(ii) have been issued under a valid exemption from registration under applicable Federal securities laws assuming the accuracy of the information contained in the investment letters that the Principal Stockholders and the Stockholders will deliver to LifeMinders.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1  Access to Properties and Records. The Company shall afford to the
          --------------------------------
officers, employees, attorneys, accountants and other authorized representatives of LifeMinders access to all of the Company's assets, properties, books and records and employees in order to afford LifeMinders as full an opportunity of review, examination and investigation as it shall reasonably request of the affairs of the Company, and LifeMinders shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation as may be reasonably necessary. The Company shall furnish or cause to be furnished to LifeMinders such reasonable financial and operating data and other information about the Company, as it is presently being conducted, as it has been conducted in the past and as it is proposed to be conducted in the future, and properties and assets which any of the respective officers, employees, attorneys, accountants or other authorized representatives of LifeMinders may reasonably request; provided, that,
                                                       --------  ----
LifeMinders and its agents shall not unreasonably interfere with the operations of the Company. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement.

     6.2  Interim Covenants of the Company and the Principal Stockholders.  From
          ---------------------------------------------------------------
the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by LifeMinders or as otherwise set forth in Schedule 6.2, the Company shall (and the Principal Stockholders shall cause the Company to): (i) keep the Company organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted; (ii) use their reasonable best efforts to keep available the services of the Company's directors, officers, employees and agents and maintain the Facilities in good condition; (iii) perform their obligations under the Material Contracts; and (iv) maintain the goodwill and reputation associated with the Company. Without limiting the generality of the foregoing, the Company shall not (and the Principal Stockholders shall not cause the Company to):

          (a) purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or make subject to a security interest or any other Lien, any of their properties or assets, other than in the ordinary and usual course of its business, consistent with the representations and warranties contained herein, and not in breach of any of the provisions of this
Section 6.2, in each case for a consideration at least equal to the fair value of such property or asset, provided, that, at or prior to the Closing, the
                           --------- -----
Company shall be entitled to transfer, including as a dividend, all of the issued and outstanding capital stock of each of the WITI Subsidiaries to UCARF;

          (b) except as set forth on Schedule 6.2(b), grant any salary increase to, or increase the draw of, any of their officers, directors, employees or agents, or enter into any new, or amend or alter any existing, employment, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

          (c) incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper; enter into any leases of real property;

          (d)  enter into any leases of real property;

          (e)  enter into any material leases of equipment and machinery;

          (f) enter into any contract (i) which would be required to be listed on Schedule 3.13 had it been entered into prior to the date hereof, or (ii) in which any Affiliate of the Company or the Principal Stockholders has any beneficial interest;

          (g) redeem, purchase or otherwise acquire, directly or indirectly, any shares of the Company's capital stock or debt securities or any option, warrant or other right to purchase or acquire any such shares, or declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to such capital stock;

          (h) create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices; or postpone or defer the creation, incurrence, or assumption of any liability or indebtedness that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

          (i) pay or apply any of their assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of the Principal Stockholders or any Affiliate thereof; and

          (j) take any action, fail to take any action or enter into any agreement or understanding that causes the Company, the Principal Stockholders or Stockholders to be in breach or violation of any of the representations or warranties made in Articles III and IV hereof.

     6.3  Publicity. LifeMinders and the Company shall agree with each other as
          ---------
to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided,
                                                                --------
however, that nothing contained herein shall prohibit any Party hereto from
-------
making any disclosure required by applicable laws or regulations, after notice to the other Party with the opportunity to comment to the extent that delay of the disclosure is permitted under such laws or regulations.

     6.4  No Solicitation. No Seller Party, nor any agent, officer, director or
          ---------------
any representative thereof, shall, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly, (a) solicit, encourage or initiate the submission of proposals or offers from any person or entity for, (b) participate in any discussions pertaining to, or (c) furnish any information to any person or entity, other than LifeMinders, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination involving the Company. If any Seller Party receives any unsolicited offer or proposal relating to any of the above, he or it shall immediately notify LifeMinders thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

     6.5  Notification of Certain Matters. The Sellers' Representative shall
          -------------------------------
give prompt notice to LifeMinders of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of any Seller Party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of any Seller Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 6.5 shall not, without the express written consent of LifeMinders, be deemed to (x) modify the representations or warranties hereunder of any Party, (y) modify the conditions set forth in Article VII or (z) limit or otherwise affect the remedies available hereunder to LifeMinders.

     6.6  Tax Matters.
          -----------

          (a) All transfer, documentary, sales, use, stamp and registration Taxes and fees (including any penalties and interest thereon) incurred by any Principal Stockholder or Stockholder in connection with this Agreement shall be paid by such Principal Stockholder or Stockholder when due. Each Principal Stockholder and Stockholder shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp and registration Taxes and fees. If required by applicable law,

LifeMinders shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. The Company shall timely file all federal and state income Tax Returns for taxable periods ending on or prior to the Closing Date and all taxable periods including the Closing Date, and have paid or made adequate reserves for all Taxes attributable to such periods. The Company and LifeMinders, with the assistance of the Principal Stockholders, shall file all federal and state income Tax Returns for all periods ending on or after the Closing Date, including any short taxable year resulting from the Merger. The Company shall pay all Taxes for all periods ending on or after the Closing Date, including without limitation any Taxes arising from the transactions contemplated by this Agreement. The Principal Stockholders and the Stockholders shall not be obligated to pay any Taxes of the Company for any periods ending on or after the Closing Date, including without limitation any Taxes of the Company arising from the transactions contemplated by this Agreement.


          (b) The Parties shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns of the Company and any audit, litigation or other proceeding with respect to Taxes of the Company. Such cooperation shall include the retention and (upon another Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Principal Stockholders agree (i) to retain all books and records in their possession with respect to Tax matters and pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or the Principal Stockholders, as the case may be, shall allow the other Party to take possession of such books and records.

          (c) LifeMinders shall give prompt notice to the Sellers' Representative of the assertion of any claim, or the commencement of any suit, action or proceeding with respect to any Tax liability of the Company for which the Principal Stockholders are responsible under Section 3.10 or Section 6.6(a) (by application of Section 9.1), and shall give the Sellers' Representative such information with respect thereto as the Sellers' Representative may reasonably request. The Principal Stockholders may, at their own expense, participate in and, upon notice to LifeMinders, assume the defense of any such suit, action or proceeding; provided, that, (i) the Principal Stockholders' counsel is
            --------  ----
reasonably acceptable to LifeMinders, (ii) the Principal Stockholders shall thereafter consult with LifeMinders upon LifeMinders' reasonable request for such consultation from time to time with respect to such suit, action or proceeding and (iii) the Principal Stockholders shall not, without LifeMinders' consent, agree to any settlement with respect to any Tax if such settlement could adversely affect any Tax liability of LifeMinders, any Affiliate of LifeMinders, or (with respect to any taxable period (or portion thereof) beginning after the Closing Date) the Company. If the Principal Stockholders assume such defense, LifeMinders shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Principal Stockholders. The Principal Stockholders shall be liable for the fees and expenses of counsel employed by LifeMinders for any period during which the Principal Stockholders have not assumed the defense thereof. Whether or not the Principal Stockholders choose to defend or prosecute any claim, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

          (d) Each Party represents that it is being advised independently as to the Tax consequences of the transactions contemplated hereby and is not relying on any representation or statements made by any other Party as to such Tax consequences.

     6.7  Litigation Support. In the event and for so long as any Party actively
          ------------------
is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with such Person or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article IX below).

     6.8  Reasonable Efforts.  Each of the Parties hereto agrees to use all
          ------------------
reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulation to (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other public or private third parties required of any Party hereto to consummate the Merger and the other matters contemplated hereby, (b) provide such other information and communications to such Governmental Authorities or other public or private third parties as the other Party or such Governmental Authorities or other public or private third parties may reasonably request in connection therewith, and (c) consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions hereto.

     6.9  Further Assurances. Following the Closing, each of the Parties shall,
          ------------------
from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by any other Party to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

     6.10 LifeMinders Common Shares.
          -------------------------

          (a) When the Principal Stockholders and Stockholders receive shares of LifeMinders Common Stock pursuant to Section 1.2 hereof, the transfer agent for LifeMinders shall have been instructed to place a legend in substantially the following form on each certificate representing such shares:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the applicable securities laws of any state, but have been issued in reliance upon exemptions from registration contained in the Securities

          Act and applicable state securities law. No sale, offer to sell or other transfer of the securities represented by this certificate may be made unless a registration statement under the Securities Act and any applicable state securities laws is in effect with respect the securities, or an exemption from the registration provisions thereof is then in fact applicable."

     In addition, the transfer agent shall place on each certificate, whether registered or not, any legend required by the blue sky laws of any state to the extent such laws are applicable to the stock represented by such certificate.

          (b) In connection with the issuance of shares of LifeMinders Common Stock pursuant to Section 1.2 hereof, LifeMinders agrees in each case, to the extent necessary, to file a Notification Form for Listing of Additional Shares with the Nasdaq National Market with respect to such shares.

          (c) Each of the Principal Stockholders and Stockholders agrees that, for the one period subsequent to Closing, such Person shall not directly or indirectly sell, transfer or otherwise dispose of any of the LifeMinders Common Shares, or any interest therein, including using any hedging or derivative instruments that have the effect of changing his or its economic interest in such shares; provided, that, UCARF and the Stockholders shall be entitled,
             --------  ----
subject to applicable federal and state securities laws, to dispose of any interest in their LifeMinders Common Stock commencing six (6) months after the Closing pursuant to a hedge or similar derivative instrument.


          (d) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the LifeMinders Common Shares, LifeMinders agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times the LifeMinders Common Shares are outstanding but not registered;

               (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of LifeMinders under the Act and the Securities and Exchange Act of 1934, as amended (the "1934 Act"), at all
                                                          --------
times the LifeMinders Common Shares are outstanding but not registered; and

               (iii) from and after the first anniversary of the Closing Date, so long as the Principal Stockholders or Stockholders own any unregistered LifeMinders Common Shares, to furnish any Principal Stockholder or Stockholder upon written request (A) a copy of LifeMinders' most recent annual or quarterly report and (B) such other publicly available information with respect to LifeMinders as any Principal Stockholder or Stockholder may reasonably request in availing himself, herself or itself of any rule or regulation of the SEC allowing him, her or it to sell any such securities without registration.

     6.11 Sellers' Representative.
          -----------------------

          (a) Each Principal Stockholder and Stockholder, by signing this Agreement, designates R.C. Mercure, Jr. to be the Sellers' Representative for purposes of this Agreement. The Principal Stockholders and Stockholders shall be bound by any and all actions taken by the Sellers' Representative on their behalf.

          (b) LifeMinders shall be entitled to rely upon any communications or writings given or executed by the Sellers' Representative. All notices to be sent to the Principal Stockholders or Stockholders pursuant to this Agreement may be addressed to the Sellers' Representative and any notices so sent shall be deemed notice to any such Party. The Principal Stockholders and Stockholders hereby consent and agree that the Sellers' Representative is authorized to accept notice on their behalf pursuant thereto.

          (c) The Sellers' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Principal Stockholder and Stockholder, with full power in his or its name and on his or its behalf to act according to the terms of this Agreement in the absolute discretion of the Sellers' Representative; and in general to do all things and to perform all acts including, without limitation, executing, delivering and/or amending all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the Principal Stockholders and Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Principal Stockholder or Stockholder, by operation of law, whether by such Person's death or any other event.

     6.12 Employee Matters.  Other than terminations in the ordinary course of
          ----------------
business, as determined by the Board of Directors of the Company in the exercise of its business judgment, LifeMinders and the Company shall use commercially reasonable efforts to retain the services of all current employees of the Company at least until the date that is six (6) months after the Effective Time. Each current employee of the Company that continues with LifeMinders will be provided benefits that are equivalent to the benefits that LifeMinders generally provides its employees.

     6.13 TWC Agreements. Following the Closing, each of the Parties shall
          --------------
continue to perform its respective obligations, if any, under the contracts with The Weather Channel, Inc. ("TWC"), and any other agreements related thereto, all of which are listed on Schedule 6.13 (the "TWC Agreements"), on the same terms and conditions as in effect on the Closing Date, except as otherwise modified in accordance with this Agreement. The Parties obligated thereunder shall consult with each other prior to making any material changes to the TWC Agreements or the deliverables thereunder and subsequent to the Closing the Company shall use commercially reasonable efforts to collect any amounts owing or that become owed under the TWC Agreements. In the event (x) the amount collected by the Company from TWC under the TWC Agreements after the Closing Date does not equal or exceed (y) the sum of (I) the amount owed by the Company to UCAR or any of its Affiliates as of the Closing Date as specified in the Discharge Agreement of even date herewith plus (II) the amount, if any, payable by the Company to UCAR or any of its Affiliates under the TWC Agreements after the Closing Date, then, at the request of the Company or LifeMinders, the shortfall shall be deemed satisfied, and UCAR shall not, thereafter, be entitled to collect any such amount from the Company or LifeMinders. In the event UCAR seeks payment from the Company or LifeMinders under the TWC Agreements for amounts that exceed the amounts the Company or LifeMinders has actually collected from TWC thereunder after the Closing Date, UCARF shall satisfy such difference so long as the Company and LifeMinders use commercially reasonable efforts to collect amounts owed by TWC under the TWC Agreements.

     6.14 Options, Warrants, Convertible Securities, etc.
          ----------------------------------------------

          (a) All outstanding options granted under the WITI Corporation 1996 Stock Option Plan (the "Company Option Plan") as of the Effective Time (each a
                        ---------------------
"Company Stock Option") shall be assumed by LifeMinders in the manner provided
---------------------
for in this Section 6.14.


          (b) Each outstanding Company Stock Option issued pursuant to the Company Option Plan, whether or not vested or presently exercisable, shall be assumed by LifeMinders and shall constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Company Stock Option a number of shares of LifeMinders Common Stock and a exercise price per share determined in accordance with the formula set forth on Schedule 6.14; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code ("Qualified Stock Options"), the exercise price, the number of
              -----------------------
shares purchasable pursuant to such Qualified Stock Option and the terms and conditions of exercise of such Qualified Stock Option shall be determined in order to comply with Section 424 of the Code. The value of the Company Stock Options (for purposes of calculating the Merger Stock pursuant to Section 1.2(a)(ii)) are set forth on Schedule 6.14(b).

          (c) LifeMinders shall take all corporate action necessary to reserve for issuance a sufficient number of shares of LifeMinders Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with this Section 6.14. Within sixty (60) days following the Closing Date, LifeMinders shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to shares of LifeMinders Common Stock subject to such Company Stock Options, and maintain such registration statement and the current status of the prospectus or prospectuses contained therein for so long as such Company Stock Options remain outstanding.

          (d) Donaldson, Simmons, Wayne Moore and John Murphy covenant and agree that, prior to the first anniversary of the Closing Date, they will not, without the prior written consent of LifeMinders (which consent may be withheld in LifeMinders' sole and absolute discretion), directly or indirectly, sell, transfer or otherwise dispose of shares acquired upon exercise of Company Stock Options or Qualified Stock Options that represent more than twenty percent (20%) of the total number of shares that could be acquired upon exercise of Company Stock Options and Qualified Stock Options.

     6.15 Maintenance of Assets. UCARF covenants and agrees it will maintain
          ---------------------
cash or readily marketable securities that have an aggregate value equal to at least fifty percent (50%) of the portion of the Merger Consideration it receives hereunder at least until the date that is eighteen (18) months after the Closing Date; provided that Merger Stock held by UCARF or Merger Stock owned by UCARF and held by LifeMinders pursuant to Section
1.3 shall be deemed readily marketable securities maintained by UCARF pursuant to this Section 6.15.

     6.16 Reorganization Treatment.
          ------------------------

          (a) Except for actions or inaction otherwise contemplated by or provided for in this Agreement, neither the Company nor LifeMinders has any present plan or intention to cause the Company to issue additional shares of its stock after the share exchange that would result in LifeMinders losing "control" of the Company within the meaning of Section 368(c) of the Code.

          (b) Neither LifeMinders nor any person related to LifeMinders within the meaning of Treas. Reg. (S) 1.368-1(e)(3) is obligated, or has any plan or intention, to reacquire any of the LifeMinders Common Stock issued in the Merger, except as provided in Article IX.

          (c) LifeMinders has no plan or intention to: (i) liquidate the Company; (ii) merge the Company into another corporation; (iii) cause the Company to sell or otherwise dispose of any assets, except for dispositions made in the ordinary course of business; or (iv) sell or otherwise dispose of any of the Company Shares acquired in the Merger, except for transfers described in
Section 368(a)(2)(C) of the Code.

                                  ARTICLE VII

                    CONDITIONS TO LIFEMINDERS' OBLIGATIONS

     All obligations of LifeMinders under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived by LifeMinders in writing:

     7.1  Representations and Warranties True at the Closing Date.  All of the
          -------------------------------------------------------
representations and warranties of the Seller Parties contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     7.2  Performance. All of the terms, covenants, agreements and conditions of
          -----------
this Agreement to be complied with, performed or satisfied by the Seller Parties on or before the Closing Date shall have been duly complied with, performed or satisfied.

     7.3  No Litigation. No temporary restraining order, preliminary or
          -------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions or limiting or restricting the conduct or operation of the Company following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature, pending or threatened, against any Party, their respective properties or any of their officers or directors, that could have a Material Adverse Effect.

     7.4  No Material Adverse Change. There shall have been, between the date
          --------------------------
hereof and the Closing Date, (i) no material adverse change in the condition, financial or otherwise, of the Company, or (ii) no resignations or terminations of, or indications of an intention or plan to resign, employment by a number of employees such that the continued operations of the Company would be materially and adversely affected.

     7.5  Consents. The Company shall have received consents under all
          --------
contracts, agreements, commitments, understandings and instruments to which the Company is a party or by which it is bound which require the consent of any other party or Person to the transactions contemplated hereby including, but not limited to, the consents set forth on Schedule 4.2.

     7.6  Governmental, Regulatory and Other Consents and Approvals. All
          ---------------------------------------------------------
consents, approvals and actions of, filings with and notices to, any Governmental Authority or any other public or private third parties required of the Seller Parties to consummate the Closing and the other matters contemplated hereby shall have been obtained or made including. Any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been
                                           -------
terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission and not been withdrawn or terminated that challenges or seeks to enjoin the consummation of the transactions contemplated hereby.

     7.7  [Reserved.]
           --------

     7.8  Closing Deliveries of the Seller Parties.  At the Closing, the Seller
          ----------------------------------------
Parties, as appropriate, shall perform and deliver the following, subject to waiver by LifeMinders:

          (a) each Principal Stockholder and Stockholder shall deliver an investment letter in the form set forth as Exhibit A, the certificate(s)
                                           ---------
representing the Company Shares owned by him or it, all of which shall be free and clear of any Lien, and stock powers duly endorsed in blank for the Pledged Assets;

          (b) each director of the Company shall deliver his or her respective resignation as a director of the Company, which shall be effective as of the Closing;

          (c) each of the key employees listed on Schedule 7.8(c) as continuing with the Company or LifeMinders after the Closing shall deliver an executed employment agreement with the Company or LifeMinders, as the case may be, in the form set forth as Exhibit B attached hereto; and each of the key employees
                  ---------
listed on Schedule 7.8(c) who is requested to continue his employment with the Company or LifeMinders after the Closing but refuses such engagement, and who receives, directly or indirectly, any portion of the Merger Consideration, shall deliver an executed non-competition agreement with the Company, in the form set forth as Exhibit C attached hereto;
         ---------

          (d) the Seller Parties and each of the Company's officers, directors, employees and Affiliates shall deliver evidence of repayment in full in accordance with their terms all debts and other obligations, if any, owed to the Company;

          (e) the Company shall deliver the original books of account, minute books, minutes and other records of all meetings of the Company, the corporate seal of the Company and such other documents, records, keys and other items as shall be necessary for the operation of the business of the Company;

          (f) the Company shall deliver an officer's certificate stating that the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto are true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date, and that all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Seller Parties on or before the Closing Date have been duly complied with, performed or satisfied;

          (g) each of UCARF and the Company shall deliver an officer's certificate, setting forth the resolutions of its board of directors (or other evidence reasonably satisfactory to LifeMinders) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

          (h) the Company shall deliver a good standing certificate for the Company from the Secretary of State of the State of Colorado and from each state in which the Company is qualified to do business, and certified charter documents of the Company, each dated as of a date reasonably close to the Closing Date;

          (i) the Company shall deliver all consents, licenses, permits and approvals as set forth on Schedule 3.3 required in connection with the execution, delivery and performance of this Agreement and the continued conduct of the business of the Company as conducted or proposed to be conducted as of the Closing Date; and

          (j) each of UCARF and the Company shall deliver an opinion of counsel in the form set forth as Exhibit D attached hereto.
                         ---------

     7.9  Changes to Material Contracts; Disposition of Subsidiaries.
          ----------------------------------------------------------

          (a) UCAR, UCARF and the Company shall have amended the Cross License Agreement (Agreement No: WI-000-99), and any supplements or other agreements related thereto, to provide the Company with a nonexclusive, worldwide, royalty-free, irrevocable, assignable license to use, distribute and sublicense the rights to use, make and have made and distribute, as appropriate, on a commercial basis the UCAR Technologies (as defined therein), and such amendment (or amendments) shall be satisfactory to LifeMinders.

          (b) The Company shall have transferred all of the issued and outstanding capital stock of each of the WITI Subsidiaries to UCARF pursuant to one or more agreements that are satisfactory to LifeMinders.

     7.10 Transition Services Agreement. UCAR and the Company shall have entered
          -----------------------------
into a transition services agreement in the form set forth as Exhibit E attached
                                                              ---------
hereto.

     7.11 Options, Convertible Securities, etc.  Any and all rights, options,
          ------------------------------------
warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could obligate the Company to issue shares of capital stock, other than the Company Stock Options and Qualified Stock Options, shall have been (x) exercised or converted, as the case may be, and the holders thereof shall have agreed to be bound by the terms and conditions of this Agreement, or (y) cancelled, terminated or otherwise extinguished.

                                 ARTICLE VIII

                 CONDITIONS TO THE SELLER PARTIES' OBLIGATIONS

     All obligations of the Seller Parties under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived by the Sellers' Representative in writing:

     8.1  Representations and Warranties True at the Closing Date.  All of the
          -------------------------------------------------------
representations and warranties of LifeMinders contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     8.2  Performance. All of the terms, covenants, agreements and conditions of
          -----------
this Agreement to be complied with, performed or satisfied by LifeMinders on or before the Closing Date shall have been duly complied with, performed or satisfied.

     8.3  No Litigation. No temporary restraining order, preliminary or
          -------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions or limiting or restricting the conduct or operation of the Company following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature, pending or threatened, against any Party, their respective properties, or any of their officers or directors, that could have a Material Adverse Effect.

     8.4  Closing Deliveries of LifeMinders.  At the Closing, LifeMinders shall
          ---------------------------------
perform and deliver the following, subject to waiver by the Sellers'
Representative:

          (a) LifeMinders shall pay each Stockholder and Principal Stockholder his or its portion of the Merger Cash in immediately available funds by wire transfer to the accounts set forth on Schedule 8.4(a);

          (b) LifeMinders shall deliver irrevocable directions to its transfer agent to issue to each Principal Stockholder and Stockholder the number of shares of LifeMinders Common Stock payable to such Person pursuant to Section
1.2 hereof;

          (c) LifeMinders shall deliver to each holder of Company Stock Options an Assumption Agreement substantially in the form attached as Exhibit F;
                                                              ---------

          (d) LifeMinders shall deliver an officer's certificate, setting forth the resolutions of its board of directors and the board of directors of Acquisition Corp. (or other evidence reasonably satisfactory to the Sellers' Representative) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

          (e) LifeMinders shall deliver an officer's certificate stating that the representations and warranties of LifeMinders and Acquisition Corp. contained in this Agreement and in any certificate delivered by LifeMinders or Acquisition Corp. pursuant hereto are true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date, and that all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by LifeMinders or Acquisition Corp. on or before the Closing Date have been duly complied with, performed or satisfied; and

          (f) LifeMinders shall deliver an opinion of counsel in the form set forth as Exhibit G attached hereto.
         ---------

                                  ARTICLE IX

                                   INDEMNITY

     9.1  General Indemnification.
          -----------------------

          (a) Subject to the limitations set forth in Section 9.3, and except with respect to the matters set forth in Section 9.1(a)(vii) as to which the sole Indemnifying Party is UCARF, each Principal Stockholder (individually, an "Indemnifying Party" and collectively, the "Indemnifying Parties"), jointly and
 ------------------                         --------------------
severally, but in each case limited to such Indemnifying Party's pro rata share of the Merger Consideration received by the Principal Stockholders as a group (a "Pro Rata Share"), covenants and agrees to indemnify, defend, protect and hold
 --------------
harmless LifeMinders and its respective officers, directors, employees, stockholders, assigns, successors and Affiliates (individually, an "Indemnified
                                                                    -----------
Party" and collectively, the "Indemnified Parties") from, against and in respect
-----                         -------------------
of all Liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid
                                 -------
by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

               (i) the inaccuracy of any representation or the breach of any warranty by the Company or the Principal Stockholders in Article III;

               (ii) the nonfulfillment of any covenant or agreement on the part of any Seller Party set forth in this Agreement or in any agreement or certificate executed and delivered by any such Party pursuant to this Agreement or in the transactions contemplated hereby;

               (iii) any and all benefits accrued under the Benefit Plans as of the Closing Date and any and all other Liabilities arising out of, or in connection with, the form or operation of the Benefit Plans prior to the Closing Date to the extent the Company has not accrued such benefits or Liabilities on its Financial Statements or as disclosed on Schedule 9.1(a)(iii);

               (iv) any and all Liabilities under the Environmental and Safety Requirements in connection with or arising out of Releases that occurred on or prior to the Closing Date;

               (v) any and all Liabilities resulting from any litigation, suit, proceeding, action, claim, demand or investigation pending or threatened against the Company or arising out of the operations of the Company prior to the Closing Date;

               (vi) any and all Liabilities for Taxes in connection with or arising out of the operation of the Company's business prior to the Closing Date;

               (vii) any and all Liabilities arising out of or related to the WITI Subsidiaries.

          (b) Subject to the limitations set forth in Section 9.3, each Principal Stockholder and Stockholder covenants and agrees to indemnify, defend, protect and hold harmless the Indemnified Parties from, against and in respect of all Damages suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly, the inaccuracy of any representation or the breach of any warranty made by such Principal Stockholder or Stockholder set forth in Article IV.


     9.2  Indemnification Procedures. All claims or demands for indemnification
          --------------------------
under this Article IX ("Claims") shall be asserted and resolved as follows:
                        ------

          (a) In the event an Indemnified Party has a Claim hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in Section 9.2(b)) with respect to such Claim to the Sellers' Representative, whose actions and decisions shall be binding upon the Indemnifying Parties, with a copy to counsel as required by Section 13.7. If the Sellers' Representative does not notify the Indemnified Party within the Notice Period (as defined in Section 9.2(b)) that the Indemnifying Parties dispute such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Parties hereunder. In case the Sellers' Representative shall object in writing to any Claim made in accordance with this Section 9.2(a), the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Sellers' Representative. If after such thirty (30)-day period there remains a dispute as to any Claims, the Parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective Parties with respect to each of such Claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Parties. If no such agreement can be reached after good faith negotiation, either the Indemnified

Party or the Sellers' Representative may adjudicate such claim in accordance with the terms of Section 13.9.

          (b) In the event that any Claim for which the Indemnifying Parties would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Sellers' Representative of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Sellers' Representative shall have
                     ------------
thirty (30) days from the receipt of the Claim Notice (the "Notice Period") to
                                                            -------------
notify the Indemnified Party (i) whether or not the Indemnifying Parties dispute liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Indemnifying Parties do not dispute such liability, whether or not they desire, at their sole cost and expense, to defend against such Claim. In the event that the Sellers' Representative notifies the Indemnified Party within the Notice Period that the Indemnifying Parties do not dispute their obligation to indemnify hereunder and desire to defend the Indemnified Party against such Claim and, except as hereinafter provided, the Sellers' Representative shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Sellers' Representative to a final conclusion; provided, that, unless the Indemnified Party otherwise agrees in
            --------------
writing, the Sellers' Representative may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Sellers' Representative elects not to defend the Indemnified Party against such Claim, whether by failure of the Sellers' Representative to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Parties, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Parties the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

          (c) Notwithstanding the provisions of Section 9.2(b), if at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Sellers' Representative, any such Claim seeks relief which could have a Material Adverse Effect on any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Parties hereunder. If the Indemnified Party should elect to exercise such right, the Sellers' Representative shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Parties.

          (d) Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnifying

Parties hereby waive any right to make a claim against LifeMinders or the Company for contribution or indemnification for any Damages asserted against the Indemnifying Parties pursuant to this Article IX or otherwise.

          (e) The Indemnified Party's failure to give reasonably prompt notice to the Sellers' Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Parties of any Liability which they may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Parties.

          (f) The Indemnifying Parties shall be entitled to satisfy any obligations under this Article IX to the Indemnified Parties either by (i) delivering shares of LifeMinders Common Stock valued at the Merger Price, whether or not such shares are pledged pursuant to Section 1.3, or (ii) paying cash or other immediately available funds

     9.3  Limitation.
          ----------

          (a) The Indemnifying Parties shall not be liable to any Indemnified Party with respect to any Claim arising from or relating to breaches of representations and warranties hereunder until the aggregate amount of all Damages exceeds $250,000 (the "Indemnification Threshold"), in which case the
                               -------------------------
Indemnifying Parties shall be liable for all such Damages.

          (b) The Indemnification Threshold shall not apply to Damages arising out of, or with respect to: (i) any breaches of the covenants of the Seller Parties set forth in this Agreement (including, but not limited to, Section 6.13) or the representations and warranties made in Sections 3.4, 3.8, 3.10,
3.17 and 4.3; or (ii) the matters described in Sections 9.1(a)(vi) or (vii).

          (c) The maximum amount for which any Indemnifying Party shall be liable to the Indemnified Parties under this Agreement, and for the transactions described herein, is fifty percent (50%) of the value of the portion of the Merger Consideration, calculated at the Merger Price, received directly by such Indemnifying Party, provided that such limitation shall not apply with respect to an Indemnifying Party if such Indemnifying Party has committed fraud or made an intentional misrepresentation, or with respect to the matters described in
Section 9.1(a)(vii). Notwithstanding the foregoing, each Indemnifying Party shall only be liable for his or its Pro Rata Share of any indemnification obligation; provided, that such limitation shall not apply with respect to UCARF's indemnification obligation under Section 9.1(a)(vii).

     9.4  Survival of Representations, Warranties, and Covenants.  All
          ------------------------------------------------------
representations, warranties and covenants made by the Seller Parties in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive the Closing and will remain in effect until, and expire on, the date that is eighteen (18) months after the Closing Date.

     9.5  Right of Offset. In the event any Seller Party shall be in breach of
          ---------------
any representation or warranty, or shall have an indemnification obligation to LifeMinders, LifeMinders shall have the right to offset such amount against any amounts owed by LifeMinders to such Person. Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which LifeMinders is or may be entitled at law or equity or under this Agreement (including any Exhibits hereto).

     9.6  Waiver, Release and Discharge. Effective upon the Closing, each
          -----------------------------
Principal Stockholder and Stockholder hereby irrevocably waives, releases and discharges the Company from any and all Liabilities and obligations to such Person of any kind or nature whatsoever, whether in his capacity as a stockholder, an officer or director of the Company (including, without limitation, in respect of rights of contribution or indemnification) and arising on account of actions or omissions occurring on or prior to the Closing Date, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and no such Party shall seek to recover any amounts in connection therewith or thereunder from the Company, provided, that, the Company's directors and officers shall not waive, release or discharge any rights they may have against the Company in their capacity as directors or officers under State Laws or any insurance policy insuring the acts of directors and officers solely to the extent they do not give rise to indemnification obligations under Section 9.1.

                                   ARTICLE X

                            COVENANT NOT TO COMPETE

     10.1 Prohibited Activities. (a) For the period commencing with Closing and
          ---------------------
ending on the fifth (5th) anniversary of the Closing, no Principal Stockholder shall, for any reason whatsoever, directly or indirectly, for himself, itself or on behalf of or in conjunction with any other Person:

               (i) engage as a stockholder, officer, director, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, in any business which provides email reminder or similar services or that otherwise competes with the business of LifeMinders as described in the Registration Statement on Form S-1, as amended, and declared effective by the SEC on February 8, 2000, or the business of the Company as described in the WITI Corporation Business Plan dated as of January 3, 2000; provided, however, no Principal Stockholder shall be precluded from the ownership of securities of corporations that are listed on a national securities exchange or traded in the national over-the-counter market in an amount that shall not exceed one percent (1%) of the outstanding shares of any such corporation;

               (ii) employ, or call upon for the purpose or with the intent of enticing away from or out of the employ of LifeMinders or its Affiliates, any Person who is at that time, or was within one (1) year prior to that time, an employee of LifeMinders or its Affiliates; or

               (iii) call upon any Person who is at that time, or has been within one (1) year prior to that time, a customer of LifeMinders or its Affiliates for the purpose of soliciting or selling products or services in competition with LifeMinders or its Affiliates; or

               (iv) publish any statement or make any statement (under any circumstances reasonably likely to become public) critical of LifeMinders or its Affiliates, or in any way adversely affecting or otherwise maligning the reputation of LifeMinders or its Affiliates.

          (b)  The Parties intend that the covenants contained in this Section
10.1 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and, except for geographic coverage, each such separate covenant shall be identified in terms to the covenant contained in this Section 10.1.

     10.2 Confidentiality.
          ---------------

          (a) Each Party and each of their Affiliates, shall (i) treat and hold as confidential any information concerning the business and affairs of LifeMinders or the Company that is not already generally available to the public (the "Confidential Information"), (ii) not disclose, transfer, transmit or use
      ------------------------
any of the Confidential Information except in connection with this Agreement, and (iii) deliver promptly to LifeMinders or the Company, at the request and option of LifeMinders or the Company, as the case may be, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession or under his or its control. Each Party hereby acknowledges that such Confidential Information constitutes proprietary and trade secret information of LifeMinders or the Company, as the case may be.

          (b) In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person shall notify LifeMinders or the Company, as the case may be, promptly of the request or requirement so that LifeMinders or the Company, as the case may be, may seek an appropriate protective order or waive compliance with the provisions of this Section 10.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or other Government official or agency, such Person may disclose the Confidential Information to the tribunal; provided, that, such Person shall use his best efforts to obtain, at the request and expense of LifeMinders or the Company, as the case may be, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as LifeMinders or the Company, as the case may be, shall designate.

     10.3 Damages.   Because of the difficulty of measuring economic losses to
          -------
LifeMinders or the Company and their Affiliates as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to LifeMinders or the Company and their Affiliates for which it would have no other adequate remedy, each Party agrees that the foregoing covenant may be enforced by LifeMinders or the Company, as the case may be, in the event of breach by such Party, in addition to, but not in lieu of, any other available remedies, by injunctions and restraining orders and other equitable remedies.

     10.4 Reasonable Restraint.  It is agreed by the Parties that the foregoing
          --------------------
covenants in this Article X impose a reasonable restraint on the Parties in light of the activities and business of LifeMinders and its Affiliates on the date of the execution of this Agreement and the current plans of LifeMinders and its Affiliates.

     10.5 Independent Covenant.  All of the covenants in this Article X shall be
          --------------------
construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Party against LifeMinders or the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by LifeMinders or the Company of such covenants. It is understood by the Parties hereto that the covenants contained in this Article X are essential elements of this Agreement and that, but for the agreement of the Principal Stockholders and Stockholders to comply with such covenants, LifeMinders would not have agreed to enter into this Agreement. The Parties have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by LifeMinders. The Principal Stockholders and Stockholders hereby agree that all covenants contained in this
Article X are reasonable and valid and waive all defenses to the strict enforcement hereof by LifeMinders. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The covenants contained in this
Article X shall not be affected by any breach of any other provision hereof by any Party hereto and shall have no effect if the transactions contemplated by this Agreement are not performed.

     10.6 Materiality. Each of the Seller Parties hereby agrees that the
          -----------
covenants set forth in this Article X are a material and substantial part of the transactions contemplated by this Agreement.

                                  ARTICLE XI

                                  TERMINATION

     11.1 Termination.
          -----------

          (a) This Agreement may, by notice given on or prior to the Closing Date, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing Date:

               (i) by the Sellers' Representative if there has been a material misrepresentation or a material default or breach by LifeMinders with respect to its representations in this Agreement or in any ancillary document or the due and timely performance of any of LifeMinders' covenants and agreements contained in this Agreement or in any ancillary document, and such misrepresentation, default or breach shall not have been cured within thirty
(30) days after receipt by LifeMinders of notice specifying particularly such misrepresentation, default or breach;

               (ii) by LifeMinders if there has been a material misrepresentation or a material default or breach by any Seller Party with respect to any of its representations in this Agreement or in any ancillary document or the due and timely performance any Seller Party of the covenants and agreements contained in this Agreement or in any ancillary document, and such misrepresentation, default or breach shall not have been cured within thirty
(30) days after receipt by the Company of notice specifying particularly such misrepresentation, default or breach;

               (iii)  by mutual agreement of the Parties;

               (iv) by either the Company or LifeMinders if the Closing shall not have occurred on or before the date that is thirty (30) days after the date hereof or May 15, 2000, whichever is earlier; provided, that, the Party seeking to terminate this Agreement shall not because of its breach or violation of any representation, warranty or covenant contained herein, have caused the Closing not to have occurred on or before such date;

               (v) by LifeMinders if there has been a material adverse change in the Company's business between the date hereof and the Closing Date; or

               (vi) by the holders of at least seventy-five percent (75%) of the Company Common Shares (acting through the Sellers' Representative), on the one hand, or by LifeMinders, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any governmental entity which would make the consummation of the transactions illegal.

          (b) In the event this Agreement is terminated pursuant to Section 11.1(a), all further obligations of the Parties hereunder shall terminate, except for the obligations set forth in Sections 10.2 and 13.8, and except that nothing in this Section 11.1(b) shall relieve any Party hereto of any liability for breach of this Agreement. The Seller Parties further acknowledge that they shall be deemed to be in breach of this Agreement if they fail to perform or accomplish to LifeMinders' complete satisfaction any of the actions contemplated by Article VI hereof which are to be satisfied as a condition to Closing.

                                  ARTICLE XII

                                  DEFINITIONS

     12.1 Defined Terms.  As used herein, the terms defined below shall have
          -------------
the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending on the reference:

          "Affiliate" shall mean as to any Party, any Person which directly or
           ---------
indirectly is in control of, is controlled by, or is under common control with, such Party, including any Person who would be treated as a member of a controlled group under Section 414 of the Code and any officer or director of such Party. For purposes of this definition, an entity shall be deemed to be "controlled by" a Person if the Person possesses, directly or indirectly, power either to (i) vote ten percent (10%) or more of the securities (including convertible securities) having ordinary voting power or (ii) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Party who is a natural person, such person's spouse, parents, siblings and lineal descendants. For the avoidance of doubt, from and after the Closing, LifeMinders' Affiliates shall include without limitation the Company.

          "Company's Knowledge" or words of similar impart (whether or not
           -------------------
capitalized) shall mean (a) the actual knowledge of the officers and directors of the Company and (b) the knowledge that any Person identified in clause (a) should have obtained in the reasonably prudent exercise of his or her duties as an officer or director of the Company.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles, consistently applied.

          "Government" shall mean any agency or instrumentality of the United
           ----------
States of America or any state or territory or subdivision thereof and any agency or instrumentality of any of the foregoing.

          "Governmental Authority" shall mean any court, tribunal, arbitrator,
           ----------------------
authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Liabilities" shall mean, without limitation, any direct or indirect
           -----------
liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether fixed or unfixed, whether choate or inchoate, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

          "Lien" shall mean any claim, lien, pledge, option, charge, easement,
           ----
security interest, right-of-way, encumbrance, mortgage or other right.

          "Material Adverse Effect" shall mean a material adverse effect on (i)
           -----------------------
the assets, the business or the condition (financial or otherwise), properties, Liabilities, reserves, working capital, earnings, technology, prospects or relations with customers, suppliers, distributors, employees or regulators of the Company, or (ii) the right or ability to consummate the transactions contemplated hereby.

          "Person" shall mean an individual, a partnership, a limited liability
           ------
company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Tax" or "Taxes" shall mean all federal, state, local, foreign income,
           ---      -----
gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Successors and Assigns. This Agreement shall inure to the benefit
          ----------------------
of and be binding upon the Seller Parties and their respective successors and assigns; provided, however, that no such Party may make any assignment of this Agreement or any interest herein without the prior written consent of LifeMinders. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by LifeMinders hereunder may be assigned by LifeMinders to a third party, in whole or in part, and to the extent so assigned, the Seller Parties hereby recognize said assignee as the party-in-interest with respect to the rights and obligations assigned and agrees to look solely to said assignee for the purpose of conferring benefits, or requiring performance of obligations, assigned to it by LifeMinders.

     13.2 Governing Law.  This Agreement shall in all respects be interpreted,
          -------------
construed and governed by and in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

     13.3 Specific Enforcement.  All of the Parties hereto acknowledge that the
          --------------------
Parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any of the Parties hereto, the other Parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

     13.4 Severability.  Each section, subsection and lesser section of this
          ------------
Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however, that if such unlawful clause is so material to the Party for whose benefit the clause was originally included so that such Party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be determined pursuant to Section
13.9 hereof.

     13.5 Amendment.  This Agreement may be amended, supplemented or modified
          ---------
solely by execution of an instrument in writing signed by or on behalf of each Party hereto.

     13.6 Waiver. Any Party hereto may to the extent permitted by applicable law
          ------
(i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance.

No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

     13.7 Notices.  All notices, requests, consents, waivers, and other
          -------
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given: (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

          (a)  If to LifeMinders:

                    LifeMinders.com, Inc.
                    1110 Herndon Parkway
                    Herndon, Virginia 20171
                    Attention:  General Counsel

               with a copy to:

                    Shaw Pittman
                    1676 International Drive
                    McLean, Virginia 22102
                    Attention:  Craig E. Chason

          (b)  If to the Sellers' Representative:

                    R.C. Mercure, Jr.
                    350 17/th/ Street
                    Boulder, Colorado 80302


               with a copy to:

                    Hogan & Hartson L.L.P.
                    1800 Broadway, Suite 200
                    Boulder, Colorado   80302
                    Attention: Bill Roberts

               and with a copy to:

                    Holland & Hart, LLP
                    555 17/th/ Street; Suite 3200
                    Denver, Colorado 80202
                    Attention:  Lise Carney

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

     13.8   Expenses. Except as otherwise provided in Article IX, all expenses
            --------
of the Seller Parties (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by such Parties in connection with the transactions contemplated hereby shall be borne by the Company. All expenses of LifeMinders (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by LifeMinders in connection with the transactions contemplated hereby shall be borne by LifeMinders. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, the Company and LifeMinders will share equally the filing fees required by the HSR Act, together with all rules and regulations promulgated thereunder. Schedule 13.8 sets forth the expenses incurred in connection with the Merger that will be used for purposes of calculating the Merger Stock in accordance with Section 1.2(a)(ii).

     13.9   Arbitration. Any unresolved dispute or controversy arising under or
            -----------
in connection with this Agreement arising after the Closing shall be settled exclusively by a three (3) person arbitration panel, with such arbitration proceeding conducted in accordance with the rules of the American Arbitration Association then in effect. LifeMinders shall select one of arbitrators, the Sellers' Representative shall select one of the arbitrators, and the two arbitrators so selected shall select the third arbitrator. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured Party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in Fairfax County, Virginia. Notwithstanding the foregoing, the Parties shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

     13.10  Complete Agreement. This Agreement embodies the complete agreement
            ------------------
and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representation by or among the Parties, written or oral, which may have related to the subject matter herein

     13.11  Absence of Third Party Beneficiary Rights.  No provision of this
            -----------------------------------------
Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, employee or partner of any Party hereto or any other Person.

     13.12  Mutual Drafting. This Agreement is the mutual product of the
            ---------------
Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

     13.13  Gender.  Unless the context clearly indicates otherwise, where
            ------
appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

     13.14  Headings.  The headings in this Agreement are intended solely for
            --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     13.15  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement. This Agreement and any document or schedule required hereby may be executed by facsimile signature which shall be considered legally binding for all purposes.

                       [Signatures Appear on Next Page]

     IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


                              LIFEMINDERS

                              LifeMinders.com, Inc.


                              By: /s/ John A. Chapin
                                 -------------------------------
                              Name:  John A. Chapin
                              Title: Executive Vice President


                              ACQUISTION CORP.

                              WITI Acquisition Corp.


                              By: /s/ Jodee Batdorf
                                 -------------------------------
                              Name:  Jodee Batdorf
                              Title: President


                              COMPANY

                              WITI Corporation


                              By: /s/ J. Bruce Donaldson
                                 -------------------------------
                              Name:  J. Bruce Donaldson
                              Title: President and CEO

                              PRINCIPAL STOCKHOLDERS



                                   /s/  R.C. Mercure, Jr.
                              ----------------------------------
                              The University Corporation for Atmospheric
                              Research Foundation



                                   /s/  J. Bruce Donaldson
                              ----------------------------------
                              J. Bruce Donaldson


                                   /s/  Stephen Simmons
                              ----------------------------------
                              Stephen Simmons


                              STOCKHOLDERS


                                   /s/  Jack Weinstein
                              ----------------------------------
                              Jack Weinstein


                                   /s/  Wayne Moore
                              ----------------------------------
                              Wayne Moore


                                   /s/  John Murphy
                              ----------------------------------
                              John Murphy


                                   /s/  Gena Rauschke
                              ----------------------------------
                              Gena Rauschke


                                   /s/  Brad Jeffries
                              ----------------------------------
                              Bradford Jeffries

                                   /s/  R.C. Mercure
                              ----------------------------------
                              R. C. Mercure, Jr.


                                   /s/  William Rawson
                              ----------------------------------
                              William Rawson


                                   /s/  Frank Licata
                              ----------------------------------
                              Donaldson, Lufkin & Jenrette, Custodian f/b/a Robert Weinstein, IRA - DLJ A/C #5MJ937166